BEFORE THE AMERICAN ARBITRATION ASSOCIATION


REUVEN HOLLO,                               ss.
JAY RESOURCES CORPORATION,                  ss.
JAY NATURAL RESOURCES, INC.,                ss.
JAY PETROLEUM, L.L.C., and                  ss.
JAY MANAGEMENT COMPANY, L.L.C.,             ss.
                                            ss.
                  Claimants,                         CASE NO. 70 T 198 00227 97
                                            ss.
vs.                                         ss.
                                            ss.
ISRAMCO, INC.,                              ss.
NIR RESOURCES, INC.,                        ss.
JAY PETROLEUM, L.L.C., and                  ss.
JAY MANAGEMENT COMPANY, L.L.C.,             ss.
                                            ss.
                  Respondents.              ss.

--------------------------------------------------------------------------------


                        SETTLEMENT AGREEMENT AND RELEASE

--------------------------------------------------------------------------------



FOR AND IN CONSIDERATION OF:

o A complete assignment by HOLLO GROUP, as defined below, of all of their right, title, and interest in Jay Petroleum, L.L.C. and Jay Management Company, L.L.C., including, without limitation, their complete ownership interest, and any and all right to undistributed profits; and

o        The  sum  of  Two  Hundred  Fifty-five   Thousand  and  No/100  Dollars
         ($255,000) payable at closing by ISRAMCO GROUP, as defined below, to Jay Resources Corporation and Jay Natural Resources, Inc.; and

o        The promises and covenants contained herein.

ISRAMCO GROUP, Jay Petroleum, L.L.C., Jay Management Company, L.L.C., and HOLLO GROUP, as defined below, contract and agree as follows:

1. Definitions. The following defined terms when used in this document shall have the meaning stated:

     a. The term "ISRAMCO GROUP" means Isramco, Inc., Naphtha Israel Petroleum Corp., Ltd., NIR Resources, Inc., and their successors, assigns, parent corporation(s), sister corporation(s), affiliate corporation(s), subsidiary corporation(s), officers, directors, employees, managers, attorneys, agents, general partners, limited partners, shareholders, investors, joint venturers, insurers, and all other persons or entities, natural or corporate, in privity with them or any other person or entity deriving rights from them, and in all other capacities in which they have or might have asserted claims arising from the incident(s) set forth in the pleadings filed in "THE SUIT," as defined below.

     b. The term "HOLLO GROUP" means Reuven Hollo, Jay Resources Corporation, Jay Natural Resources, Inc., Sigma Energy Corp., Sigma General Partnership, and their successors, assigns, parent corporation(s), sister corporation(s), affiliate corporation(s), subsidiary corporation(s), officers, directors, employees, managers, attorneys, agents, general partners, limited partners, shareholders, investors, joint venturers, insurers, and all other persons or entities, natural or corporate, in privity with them or any other person or entity deriving rights from them, and in all other capacities in which they have or might have asserted claims arising from the incident(s) set forth in the pleadings filed in "THE SUIT," as defined below.

     c. The term "ARIES GROUP" means Aries Resources, L.L.C., Ariadne Minerals, Inc., Three L Minerals, Inc., Finger Interest No. 1, Ltd., Hamman General Partnership, and their successors, assigns, parent corporation(s), sister corporation(s), affiliate corporation(s), subsidiary corporation(s), officers, directors, employees, managers, attorneys, agents, general partners, limited partners, shareholders, investors, joint venturers, insurers, and all other persons or entities, natural or corporate, in privity with them or any other person or entity deriving rights from them.

     d. The term "THE SUIT" means the lawsuit, including any cross-claims, counter- claims, or interventions, in (i) Case No. 70 T 198 00227 97, filed Before the American Arbitration Association and styled Reuven Hollo, Jay Resources Corporation, Jay Natural Resources, Inc., Jay Petroleum, L.L.C., and Jay Management Company, L.L.C. v. Isramco, Inc. and NIR Resources, Inc., and (ii) Cause No. 97-45204; Isramco, Inc., N.I.R. Resources, Inc., Jay Petroleum, L.L.C. and Jay Management Company, L.L.C. v. Reuven Hollo, Jay Resources Corporation, and Jay Natural Resources , Inc.; in the 334th Judicial District Court of Harris County, Texas.

     e. The term "CLAIMS" means any and all theories of recovery of whatever nature, whether known or now unknown, whether past, present or future, whether contingent, prospective or matured, recognized by the law of any jurisdiction, domestic or foreign, and comprehensively includes, but is not limited to, all causes of action, demands, claims, debts, obligations, liens, actions, liability, suits, and judgments, whether based in contract or tort, whether arising in equity or under the common law or any contract or under any statute or otherwise, which were asserted or might have been asserted in THE SUIT, and any other dispute among the parties hereto. The term "CLAIMS" includes, for example, but is not limited to (i) all theories pled or that might have been pled arising from the incidents set forth in the pleadings filed in THE SUIT; (ii) any claim of breach of the Regulations or First Restated Regulations of Jay Petroleum, L.L.C. or Jay Management Company, L.L.C.; (iii) any claim regarding usurpation of opportunity or breach of oral contract related to the Bellwether Properties, as the parties defined and understood that term in the pleadings and discovery in the suit, or any other property; (iv) any claim of breach of loyalty or fiduciary duty; (v) any claim regarding money owned by HOLLO GROUP to Jay Petroleum, L.L.C.; (vi) any claim of improper reduction of HOLLO GROUP's interest in Jay Petroleum, L.L.C. or Jay Management Company, L.L.C.; (vii) any claim for wrongful termination or termination without cause of HOLLO GROUP; (viii) any claim of tortious interference against ARIES GROUP; (ix) any claim of failure to distribute or disclose profits of Jay Petroleum, L.L.C. or Jay Management Company, L.L.C.; (x) any claim of failure to provide documents, reports, or information; (xi) any claim of failure to sell Jay Petroleum, L.L.C. or Jay Management Company, L.L.C., or any portion thereof, to any third-party buyer, or any claim of attaching conditions to any such proposed sale; (xii) any claim of failure to substitute HOLLO GROUP as tax matters member; and (xiii) any claim of wrongful management. This term shall include any theories or rights of recovery whether held directly, by assignment, or by judgment of any court.

     f. The term "DAMAGES" means any and all declaratory or monetary elements of relief or recovery of whatsoever nature whether known or now unknown, recognized by the law of any jurisdiction and comprehensively includes, but is not limited to, actual damages of every description (whether direct, consequential, incidental or otherwise), such as economic loss, lost profits, diminution in value, property loss, personal injury, mental or emotional injury, or reputation loss; statutory, multiple, treble, punitive or exemplary damages; attorneys' fees; prejudgment or post judgment or other interest; equitable, declaratory or injunctive relief; expenses; and costs of court. The term DAMAGES also includes, but is not limited to, all elements of recovery or relief pled, or that might have been pled, in THE SUIT.

2. Complete and General Mutual Release. The parties hereto presently, fully, finally, and forever release, acquit, and discharge each other, ARIES GROUP, Jay Petroleum, L.L.C. and Jay Management Company, L.L.C., from any and all CLAIMS, and from any and all DAMAGES.

     THIS RELEASE IS SPECIFICALLY INTENDED TO OPERATE AND BE APPLICABLE EVEN IF IT IS ALLEGED, CHARGED OR PROVED THAT ALL OR SOME OF THE CLAIMS OR DAMAGES RELEASED ARE SOLELY AND COMPLETELY CAUSED BY THE ACTS OR OMISSIONS OF ISRAMCO GROUP, HOLLO GROUP, ARIES GROUP, JAY PETROLEUM, L.L.C. AND/OR JAY MANAGEMENT COMPANY, L.L.C. REGARDLESS OF WHETHER SUCH ACTIONS OR OMISSIONS CONSTITUTE NEGLIGENCE, GROSS NEGLIGENCE, INTENTIONAL CONDUCT, BREACH OF CONTRACT, CONDUCT SOUNDING IN STRICT TORT LIABILITY, OR OTHERWISE.

3. Covenant Not to Sue. The parties hereto agree and covenant not to sue, bring any action, or prosecute each other, ARIES GROUP, Jay Petroleum, L.L.C. and/or Jay Management Company, L.L.C. on any CLAIMS, or for any DAMAGES, within the Release stated above.

4. Transfer of Documents and Operations. HOLLO GROUP agrees to search in good faith its files, books, and records to determine if any original operational, production, accounting, engineering, or any other documents related to the management and operations of Jay Petroleum, L.L.C. and/or Jay Management Company, L.L.C. remain in HOLLO GROUP's possession, custody, or control. If so, HOLLO GROUP will deliver originals of any such documents to the Manager of Jay Petroleum, L.L.C. immediately. Furthermore, HOLLO GROUP agrees to do all acts and things necessary to complete and to effectuate a full transfer of management and operations of Jay Petroleum, L.L.C. and Jay Management Company, L.L.C. to the current manager. To the extent an inspection or review of HOLLO GROUP's files, books, and records or interview of HOLLO GROUP's employees is necessary to complete and to effectuate the transfer of management and operations, for example, in connection with an audit, HOLLO GROUP will, in good faith, make its files, books, records, and employees available for such review and interview upon five (5) day's notice. HOLLO GROUP will make such employees available for six hours without charge and thereafter, if necessary, HOLLO GROUP will be reimbursed for its time at the rate of $75 per hour.

5. Tax Liabilities and Burdens. As part of this settlement, all undistributed profits of Jay Petroleum, L.L.C. and Jay Management Company, L.L.C. belong to ISRAMCO GROUP and HOLLO GROUP waives any claim to same. ISRAMCO GROUP agrees to assume any tax liabilities or tax burdens arising solely from any such undistributed profits of fiscal years 1997 and 1998. This shall not be construed as an assumption by ISRAMCO GROUP of any other tax liabilities or tax burdens of HOLLO GROUP. Specifically, any other tax liabilities or tax burdens resulting from related or unrelated profits of HOLLO GROUP are not assumed by ISRAMCO GROUP. The parties agree to work in good faith to minimize any tax liabilities or tax burdens of either party.

6. Transfer of HOLLO GROUP's Interests in Jay Petroleum, L.L.C. and Jay Management Company, L.L.C. to Isramco, Inc.. The parties agree to effect a full assignment and transfer of HOLLO GROUP's interests in Jay Petroleum, L.L.C. and Jay Management Company, L.L.C. to Isramco, Inc. This assignment will include all of HOLLO GROUP's legal, equitable, or beneficial ownership interests and any claim to undistributed profits in Jay Petroleum, L.L.C. and Jay Management Company, L.L.C. The parties agree to execute formal documentation of this transfer. The formal documentation of this transfer will include representations, warranties and indemnities regarding HOLLO GROUP's interests being free of any and all mortgages, liens or other encumbrances. The effective date of this transfer will be December 31, 1997.

7. Loan Guarantees. The parties will use their best efforts, excluding payment of any related expenses, to effect a removal of HOLLO GROUP as a guarantor and/or co-maker of any loan documents of Jay Petroleum, L.L.C. and/or Jay Management Company, L.L.C. The parties recognize that the lender's consent and approval must be obtained to effect this removal.

8. Assumption of Certain Debt. The December 31, 1996 audited financial statements of Jay Petroleum, L.L.C. reflect an account receivable of Jay Resources Corp. owed to Jay Petroleum, L.L.C. in the amount of $69,754. As part of this settlement, Isramco, Inc. agrees to assume that debt.

9.   Warranties. The parties agree, represent and warrant:

     a. That the covenants herein are the sole consideration for this Settlement Agreement and Release and are in full satisfaction of all DAMAGES and of all CLAIMS, as described in the Complete Release above;

     b. That the individuals signing below for the parties are legally and mentally competent to sign this Settlement Agreement and Release and are duly authorized and empowered to bind the parties;

     c. That the parties will promptly cause an agreed take-nothing judgment or other dismissal with prejudice to be entered in THE SUIT;

     d. That this instrument is executed with the parties' full knowledge and understanding of its terms and meanings;

     e. That this instrument is executed on the parties' own judgment and upon the advice of their respective attorneys of record;

     f. That before executing this agreement, the parties became fully informed of its terms, contents, conditions, and effect;

     g. That no promise or representation of any kind has been made, except as is expressly stated in this Settlement Agreement and Release.

     h. That the parties will bear their own costs and all other expenses incurred in connection with THE SUIT, except as set forth in this Settlement Agreement and Release or in the agreed Take-Nothing Judgment or dismissal papers in connection herewith;

     i. That the parties possess all requisite consents, approvals, or authorizations to execute and deliver this Settlement Agreement and Release.

     j. That the parties have not assigned any portion of their causes of action in connection with the occurrences and transactions made the basis of THE SUIT or causes of action which have been asserted or might have been asserted in THE SUIT to any persons other than their attorneys of record shown below;

     k. That this Settlement Agreement and Release is not and shall never be construed as an admission of liability or fault or wrongdoing by any party, each of whom specifically denies any liability or fault or wrongdoing, but instead reflects a settlement, and accord and satisfaction of contested, doubtful and disputed matters, by which the parties have forever bought their peace; and

     l. That the parties and their attorneys will hold confidential, and will not disclose to any other person or entity, save only pursuant to subpoena or court order or other legal requirement, such as disclosure requirements of the U.S. Securities and Exchange Commission and/or any similar foreign securities disclosure requirements, the fact of this Settlement Agreement and Release, the sum paid in consideration therefor, or the facts alleged in THE SUIT.

10. The date of this Agreement is March ______, 1998, and it is effective as of December 31, 1997.

     This Settlement Agreement and Release may be executed in multiple counterparts all of which shall constitute a single agreement, and contains the entire agreement of the parties, all prior negotiations, statements, or representations being superseded and displaced hereby. All of the definitions, provisions, and terms hereof are contractual and are not mere recitals.

     EXECUTED this 17th day of March, 1998.
                  ------      -------

                                             ISRAMCO, INC.


                                             By:  /s/  D. Avner
                                                  ------------------------------
                                             Name:  Daniel Avner
                                                  ------------------------------
                                             Title: President
                                                   -----------------------------



                                             NAPHTHA ISRAEL PETROLEUM CORP.,
                                             LTD.


                                             By:  /s/
                                                 -------------------------------
                                             Name:
                                                   -----------------------------
                                             Title: Manager
                                                    ----------------------------


                                             NIR RESOURCES, INC.


                                             By:  /s/
                                                 -------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:  Manger
                                                    ----------------------------

                                             /s/  Reuven Hollo
                                             -----------------------------------
                                             Reuven Hollo, Individually



                                             JAY PETROLEUM, L.L.C.


                                             By:  /s/  J.M. Cutler
                                                 -------------------------------
                                             Name:  J.M. Cutler
                                                  ------------------------------
                                             Title:  Manager
                                                    ----------------------------

                                             JAY MANAGEMENT COMPANY, L.L.C.


                                             By:
                                                --------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:  Manager
                                                   -----------------------------


                                             JAY RESOURCES CORPORATION


                                             By:  /s/  Reuven Hollo
                                                 -------------------------------
                                             Name:  Reuven Hollo
                                                  ------------------------------
                                             Title: President
                                                   -----------------------------


                                             JAY NATURAL RESOURCES, INC.


                                             By: /s/  Reuven Hollo
                                                --------------------------------
                                             Name:  Reuven Hollo
                                                   -----------------------------
                                             Title: President
                                                   -----------------------------